MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF PROCEEDS, AND FINANCING STATEMENT

FROM

PRB Transportation, Inc.

TO

BEAR PAW ENERGY, LLC

DATED AS OF OctoberOctober 6, 2004

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THE DESCRIPTION OF THE MORTGAGED PROPERTIES IN THIS INSTRUMENT INCLUDES FIXTURES, AND THIS INSTRUMENT IS TO BE RECORDED IN THE REAL ESTATE RECORDS OF CAMPBELL COUNTY, WYOMING.

PRB Transportation, Inc. IS THE RECORD OWNER OF THE REAL PROPERTY INTERESTS COMPRISING THE MORTGAGED PROPERTIES.

WHEN RECORDED, THIS INSTRUMENT

SHOULD BE RETURNED TO:

William Mathews

Bear Paw Energy, LLC

1400 16th Street, Suite 310

Denver, CO 80202

MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF PROCEEDS, AND FINANCING STATEMENT

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PROCEEDS, AND FINANCING STATEMENT ("Mortgage"), is made as of the 6th day of OctoberOctober, 2004 ("Effective Date"), between PRB Transportation, Inc. ("Mortgagor"), a Nevada corporation, whose address is 600 17th St., Suite 2800 South, Denver, CO 80202, and BEAR PAW ENERGY, LLC ("Mortgagee"), a Delaware limited liability company, whose address is 1400 16th Street, Suite 310, Denver, Colorado 80202.

ARTICLE 1
AGREEMENT

Section 1.1 Grant. To secure (a) the due and punctual payment and performance of that certain Promissory Note dated OctoberOctober 6, 2004 in the original principal amount of $1,944,480.00 (One Million Nine Hundred Forty Four Thousand Four Hundred Eighty Dollars and no cents), made by Mortgagor in favor of Mortgagee (the "Note"), which amount is also reflected in that certain Purchase and Sale Agreement between Mortgagor and Mortgagee dated September 30, 2004, ("Purchase Agreement"), together with any extensions, modification, substitutions, replacements, consolidations or renewals thereof, and all such sums, together with interest thereon, owing under the Note, the Purchase Agreement, and this Mortgage; and (b) the due and punctual observance and performance of each and every obligation, covenant and agreement of Mortgagor contained in the Note and this Mortgage and all other obligations and liabilities of Mortgagor under this Mortgage (all of the aforesaid are referred to herein as the "Indebtedness"), Mortgagor hereby irrevocably grants, bargains, sells, mortgages, conveys and warrants to Mortgagee, its successors and assigns, WITH POWER OF SALE, all of Mortgagor's right, title, and interest, whether now owned or hereafter acquired, in and to the Gap and Bone Pile gas gathering systems together with the Antelope Valley and South Kitty trunk lines situated in the Powder River Basin of Wyoming as hereinafter described (collectively, the "Systems"), including without limitation all of the following described properties, rights, and interests associated with such Systems, whether now owned or hereafter acquired (the Systems, together with the following described properties, rights and interests, collectively, the "Mortgaged Properties"), subject, however, to the exclusions herein described:

the compressor stations (excluding compressors, sump tanks and related equipment) and metering stations including delivery point measurement and measurement-point telemetry equipment (collectively, the "Stations"), described on Exhibit A hereto;

the surface leases (and other rights to use the surface) (the "Surface Leases"), and the easements, right-of-way, servitudes and similar instruments (the "Rights-of-Way") described on Exhibit B hereto;

the natural gas pipelines and gathering systems comprising the Systems which pass or lie in, on or under the Rights-of-Way or the Surface Leases (collectively, the "Pipelines"), as particularly described on Exhibit C and generally described on the maps attached hereto as Exhibit C-1;

to the extent necessary to operate the Systems, the equipment, personal property, fixtures and other improvements (the "Related Facilities"), including without limitation the items described on Exhibit D and (i) all valves, pumps, dehydrators and similar facilities, and (ii) the materials and supply inventory specific to the Related Facilities associated therewith in existence on the Closing Date;

each license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the Systems which have been assigned to Mortgagor ("Permits"), including without limitation each of the foregoing from the United States and any tribal, state, county, city or other political subdivision, agency, court or instrumentality ("Governmental Authority") relating to or required by Legal Requirements pertaining to health, safety, or the environment or to pollutants, contaminants, wastes or chemicals ("Environmental Permits");

the gas gathering agreements, gas services agreements, gathering services agreements and similar agreements and other contracts, commitments, understandings, binding arrangements, unexpired leases of personal property and licenses, whether oral or written, to which Mortgagor is a party or to which Mortgagor or any of the Mortgaged Properties are subject, and which relate primarily to the operation of the Systems, whether now existing or entered into at any time during the term of this Mortgage (collectively, the "Related Agreements"), including without limitation the items described on Exhibit E hereto;

the real property and leases of, and other interests in, real property (other than Surface Leases and Rights of Way) and all buildings, structures, fixtures and improvements thereon and appurtenances thereto (the "Real Property"), described on Exhibit F hereto;

to the extent relating to the aforesaid and which is not confidential to Mortgagor, all existing financial, operating, Tax, environmental, safety, process and instrumentation drawings, relevant maps, operations manuals, as-built drawings for the Systems, files, papers, books and records of Mortgagor in Mortgagor’s possession or control, including without limitation deeds, property records, title policies, maps, surveys, permits, certificates, filings with Governmental Authorities related to operation of the Systems, process safety management (PSM) records, legal documents pertaining to the Mortgaged Properties (other than those protected by legal privilege), and records regarding the construction, maintenance and testing of the aforesaid;

all of Mortgagor’s rights, claims, credits, causes of action or rights of set off against third Persons relating solely to the Mortgaged Properties, including without limitation unliquidated rights under manufacturers' and vendors’ warranties relating to the Mortgaged Properties;

all accounts, notes and other receivables relating to the aforesaid;

all prepaid expenses, including but not limited to Property Taxes, leases and rentals relating to the aforesaid;

the revenues, earnings, rents, issues, fees, charges, receipts, profits, income, proceeds, and products of the sale, exchange, collection, or other disposition of the foregoing, together with any and all corrections or amendments to, or renewals, extensions, or ratifications of, any of the same, or of any instrument relating thereto, including without limitation any and all fees, charges and receipts paid or payable under or pursuant to the Related Agreements or for the use or occupancy of the Mortgaged Properties, whether now existing or entered into at any time during the term of this Mortgage (the "Proceeds"), and all extensions, improvements, betterments, renewals, substitutions and replacements of and all additions, hereditaments, and appurtenances to the foregoing, hereafter acquired by or released to the Mortgagor or constructed assembled or placed by the Mortgagor related to the Mortgaged Properties, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage or assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein.

Provided, however, the Mortgaged Properties shall not include the items described on Exhibit G hereto.

As used herein, the following terms shall have the following meanings: (i) Legal Requirements shall mean applicable common law and any statute, ordinance, code, law, rule, regulation, order, judgment, decree, requirement or procedure enacted, adopted, promulgated, applied or followed by, or any agreement entered into by, any Governmental Authority in force and effect on the date hereof (including without limitation those regarding building, zoning, subdivision, land use or other similar legal requirements); (ii) Tax shall mean (a) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign), or (b) liability for the payment of any amounts of the type described in (a) as a result of being party to any agreement or any express or implied obligation to indemnify any other Person; (iii) Property Tax shall mean any ad valorem, real property, personal property, production, excise, net proceeds, severance, windfall profit and all other Taxes and similar obligations assessed against the Mortgaged Properties or based upon or measured by the ownership of the Mortgaged Properties or the gathering or processing of hydrocarbons or the receipt or proceeds therefrom, other than Taxes based upon or measured by or with respect to gross or net income; and (iv) Person shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

Section 1.2 Uniform Commercial Code. In addition to the foregoing mortgage and grant and for the same consideration and purpose, this Mortgage shall be deemed to be a "security agreement", as defined in the Uniform Commercial Code in effect in the State of Wyoming as of the date hereof ("UCC"), and Mortgagor hereby grants to Mortgagee a first and prior security interest in all of the Mortgaged Properties that are subject to the UCC, whether now owned or hereafter acquired.

Section 1.3 Maturity Date. The final maturity date of the Indebtedness is February 15, 2005.

ARTICLE 2
WARRANTIES AND COVENANTS OF MORTGAGOR

Section 2.1 Payment of Indebtedness. Mortgagor will pay Mortgagee all Indebtedness hereunder, all in the currency of the United States of America which is legal tender for the payment of public and private debts, and otherwise perform all obligations under the Note and this Mortgage.

Section 2.2 Warranties. Mortgagor warrants that (a) it holds record title to all real property interests comprising the Mortgaged Properties, and title to all other properties, rights and interests comprising the Mortgaged Properties, as obtained pursuant to the Purchase Agreement, (b) it has taken no action to in any way grant a lien on, assign, or further encumber any of the Mortgaged Properties and (c) there is no suit, claim, investigation, administrative proceeding or inquiry by any person or by any administrative agency pending, or to the knowledge of Mortgagor threatened, against Mortgagor or any third party which may materially affect the Mortgaged Properties. Mortgagor will warrant and forever defend the Mortgaged Properties unto Mortgagee against every person whomsoever lawfully claiming the same or any part thereof, and Mortgagor will maintain and preserve the validity and priority of the lien and security interest hereby created so long as any of the Indebtedness remains unpaid. Mortgagor hereby grants to Mortgagee a first and prior mortgage lien on the Mortgaged Properties, as provided herein.

Section 2.3 Further Assurances. Mortgagor will execute and deliver such other and further instruments and will do such other and further acts as in the reasonable opinion of Mortgagee may be necessary or desirable to carry out the purposes of this Mortgage, including, without limiting the generality of the foregoing, (a) prompt correction of any defect which may hereafter be discovered in the title to or ownership of the Mortgaged Properties or in the execution and acknowledgment of this Mortgage or any other document used in connection herewith, and (b) prompt execution of instruments which in the opinion of Mortgagee are needed to transfer effectively any or all of the Mortgaged Properties, including without limitation the Proceeds, to Mortgagee.

Section 2.4 Taxes. Mortgagor will promptly pay all Tax assessed by any Governmental Authority legally imposed upon Mortgagor, this Mortgage or upon the Mortgaged Properties or upon the interest of Mortgagee therein (and promptly file all production reports and ad valorem tax reports as required by any proper Governmental Authority), or upon the income and profits thereof, except such as are being contested by Mortgagor in good faith by appropriate proceedings diligently conducted in such manner as not to jeopardize Mortgagee's rights in and to the Mortgaged Properties.

Section 2.5 Operation of the Mortgaged Properties. So long as the Indebtedness or any part thereof remains unpaid, and whether or not Mortgagor is the operator of the Mortgaged Properties, Mortgagor shall, at Mortgagor's own expense:

(a) do all things necessary to keep unimpaired Mortgagor's rights in the Mortgaged Properties and not, except in the ordinary course of business, abandon any interest or right in the Mortgaged Properties without the prior written consent of Mortgagee;

(b) cause the Mortgaged Properties to be maintained and continuously operated in a good and workmanlike manner as would a prudent operator, and in accordance with generally accepted practices, applicable operating agreements (including without limitation the Related Agreements), and all applicable laws, rules, regulations and orders of any applicable Governmental Authority, except those being contested by Mortgagor in good faith by appropriate proceedings diligently conducted in such manner as not to jeopardize Mortgagee's rights in and to the Mortgaged Properties;

(c) pay, or cause to be paid, promptly as and when due and payable, all rentals, fees and charges payable in respect of the Mortgaged Properties, and all expenses incurred in or arising from the operation of the Mortgaged Properties;

(d) comply fully with all of the terms and conditions of the Surface Leases, Rights-of Way, Permits and Environmental Permits, Related Agreements, and all other agreements, contracts, or instruments related to the operation of the Systems, and otherwise do all things necessary to keep Mortgagor’s rights and Mortgagee’s interests in the Mortgaged Properties unimpaired;

(e) cause the Stations, Pipelines, Related Facilities and the Real Property to be kept in good and effective operating condition, and all repairs, renewals, replacements, additions, and improvements thereof or thereto, beneficial to the operation of the Systems to be promptly made;

(f) cause the Mortgaged Properties to be kept free and clear of liens, charges, and encumbrances of every character, other than (1) the lien hereof, (2) taxes constituting a lien but not due and payable, (3) defects or irregularities in title, and liens, charges, or encumbrances, to which the Mortgaged Properties were subject when obtained pursuant to the Purchase Agreement, (4) those being contested by Mortgagor in good faith by appropriate proceedings diligently conducted in such manner as not to jeopardize Mortgagee's rights in and to the Mortgaged Properties, and (5) those consented to in writing by Mortgagee;

carry insurance in amounts as set forth in Exhibit H as follows: (a) workmen's compensation insurance and public liability and property damage insurance in respect of all activities in which Mortgagor might incur personal liability for the death or injury of an employee or third person, or damage to or destruction of another's property; and (b) insurance on the Systems, Pipelines, Related Facilities, the Real Property, and all other equipment or facilities, against loss or damage by fire, lightning, hail, tornado, explosion, and other similar risks, with Mortgagee as loss payee thereunder. Mortgagee shall have the right to collect, and Mortgagor hereby assigns to Mortgagee, any and all monies that may become payable under any such policies of insurance by reason of damage, loss, or destruction of any of the Mortgaged Properties, and Mortgagee may apply all or any part of the sums so collected, at its election, toward payment of the Indebtedness, whether or not such Indebtedness is then due and payable, in such manner as Mortgagee may elect;

comply fully with the terms of all Related Agreements; and

(i) immediately notify Mortgagee of, and keep Mortgagee continuously advised of all subsequent developments pertaining to, the occurrence of any Event of Default (defined below).

Section 2.6 Recording, Etc. Mortgagee will, at Mortgagor's expense, record, register, deposit and file this and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be necessary to preserve, protect, and renew the lien and security interest hereof as a valid first lien and security interest on real or personal property, as the case may be, and otherwise will do and perform all matters or things necessary or expedient to be done or observed by reason of any law or regulation of the State of Wyoming or of the United States or of any other competent authority, for the purpose of effectively creating, maintaining, and preserving the lien and security interest created hereby on the Mortgaged Properties.

Section 2.7 Records, Statements and Reports. Mortgagor will furnish or cause to be furnished to Mortgagee, at its request, copies of all reports filed with any Governmental Authority agencies relating to the financial condition of Mortgagor.

Section 2.8 Right of Entry. Mortgagor will permit Mortgagee or its agents to enter upon the Mortgaged Properties, and all parts thereof, for the purpose of investigating and inspecting the condition and operation thereof, including without limitation the right to have access and to examine and copy books of account and records related to the ownership and operation of the Mortgaged Properties at such reasonable times or intervals as Mortgagee may desire.

Section 2.9 Maintenance of Existence. Mortgagor will do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state of its incorporation or formation, as the case may be, and will comply with all regulations, rules, ordinance, statutes, orders and decrees of any governmental authority or court applicable to Mortgagor or to the Mortgaged Properties or any part thereof.

Section 2.10 Mechanics' and Other Liens. Mortgagor shall pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Properties or any part thereof, or on the revenues, rents, issues, income or profits arising therefrom and Mortgagor shall do, or cause to be done, at the cost of Mortgagor and without expense to Mortgagee, everything necessary to fully preserve the lien and security interest of this Mortgage. In the event Mortgagor fails to make payment of such claims and demands, Mortgagee may, but shall not be obligated to, make payment thereof, and Mortgagor shall, on demand, reimburse the Mortgagee for all sums so expended.

Section 2.11 Mortgage Authorized. Mortgagor hereby warrants and represents that the execution and delivery of this Mortgage and the Note have been duly authorized and that there is no provision in its organization documents requiring further consent for such action by any other entity or person; it is duly organized, validly existing and in good standing under the laws of the state of its formation, and has (a) all necessary licenses, authorizations, registrations and approvals, and (b) full power and authority to own its properties and carry on its business as presently conducted; and the execution and delivery by and performance of its obligations under this Mortgage and the Note will not result in Mortgagor being in default under any provision of its organizational documents, or of any mortgage, credit or other agreement to which it is a party.

Section 2.12 Additional Advances and Disbursements. Mortgagor shall pay when due all payments and charges on all liens, encumbrances, and security interests which may be or become superior or inferior to the lien and security interest of this Mortgage, and, in default thereof, Mortgagee shall have the right, but shall not be obligated, to pay without notice to Mortgagor such payments and charges and Mortgagor shall, on demand, reimburse Mortgagee for amounts so paid. In addition, upon default of Mortgagor in the performance of any other terms, covenants, conditions or obligations by it to be performed under any such prior or subordinate lien, encumbrance, or security interest, Mortgagee shall have the right, but shall not be obligated, to cure such default in the name and on behalf of Mortgagor. All sums advanced and reasonable expenses incurred at any time by Mortgagee pursuant to this Section or as otherwise provided under the terms of this Mortgage or under applicable law shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at an interest rate equal to 12% per annum.

Section 2.13 Costs of Enforcement. Mortgagor agrees to bear and pay all expenses (including reasonable attorneys' fees) of or incidental to the enforcement of any provision hereof, or the enforcement, compromise or settlement of this Mortgage or the Indebtedness, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise. All rights and remedies of Mortgagee shall be cumulative and may be exercised singly or concurrently. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Properties marshaled upon any foreclosure hereof.

Section 2.14 Assignment of Proceeds As further security for the payment of the Indebtedness, Mortgagor hereby irrevocably and absolutely grants, transfers, assigns, warrants and conveys to Mortgagee all of its right, title and interest in all of the Related Agreements and for the use or occupancy of the Mortgaged Properties, whether now existing or entered into at any time during the term of this Mortgage, together with any and all extensions and renewals thereof, and all Proceeds, for the purposes of securing and discharging the performance by Mortgagor of the Indebtedness. The parties intend that this assignment is an absolute transfer and assignment of all Related Agreements and the Proceeds to Mortgagee and not merely to grant a security interest therein. Mortgagor does hereby appoint irrevocably Mortgagee as Mortgagor's true and lawful attorney in Mortgagor's name and stead, which appointment is coupled with an interest and shall be irrevocable, to collect all of said Proceeds; provided, Mortgagor shall have a license to collect and retain such Proceeds unless and until an Event of Default exists under this Mortgage, whereupon Mortgagee shall give Mortgagor written notice that from and after the date of the occurrence of an Event of Default, all Proceeds shall be paid directly to Mortgagee. Within 5 calendar days following Mortgagor’s receipt of such written notice, Mortgagor shall provide Mortgagee with names, addresses, telephone and facsimile numbers, e-mail addresses, contact names, and all other relevant and then current information for each party to each of the Related Agreements or any other Persons owing or required to pay any Proceeds to Mortgagor, including the names of any new, additional or substituted parties to the Related Agreements or with respect to any contracts, agreements, or other instruments for the use or occupancy of the Mortgaged Premises.

Mortgagee shall have the rights granted under this Section, whether before or after the institution of legal proceedings to foreclose the lien or security interest hereof or before or after sale hereunder or during any period of redemption existing by law. All parties to the Related Agreements or other Persons owing or required to pay any Proceeds to Mortgagor are authorized and directed upon written notice from either Mortgagor or Mortgagee, following the occurrence of an Event of Default, to treat and regard Mortgagee as assignee and transferee of Mortgagor and entitled in Mortgagor's place and stead to receive all Proceeds otherwise due Mortgagor; and said parties and each of them shall be fully protected in so treating and regarding Mortgagee, and shall be under no obligation to see to the application by Mortgagee of any such Proceeds or payments received by it. Mortgagor agrees promptly to execute and deliver to Mortgagee any and all assignments, transfer, and division orders or other instruments as may be necessary or required by Mortgagee. All Proceeds received by Mortgagor after Mortgagee has exercised any of its rights under this assignment shall be held by Mortgagor in trust for Mortgagee and shall be delivered to Mortgagee immediately without demand.

(a) All payments received by Mortgagee pursuant to this Section shall be applied first toward satisfaction of all costs and expenses incurred in connection with making and enforcing this assignment, second to the payment of all accrued interest on the Indebtedness, third to the payment on any then due and owing principal constituting the Indebtedness, then to the payment of all then due taxes, assessments, insurance, and other costs relating to the Mortgaged Properties, with the balance, if any, paid to the Mortgagor.

(b) Nothing herein contained shall detract from or limit the absolute obligation of Mortgagor to make payment of the Indebtedness regardless of whether the Proceeds assigned by this Section are sufficient to pay the same, and the rights under this Section shall be in addition to all other security now or hereafter existing to secure the payment of the Indebtedness.

(c) Notwithstanding the other provisions of this Section, Mortgagee or any receiver appointed in judicial proceedings for the enforcement of this Mortgage shall have the right to receive all of the Proceeds associated with the Mortgaged Properties after the Indebtedness has been declared due and payable in accordance with the provisions of this Mortgage and to apply all of said Proceeds as provided in Section 2.15(a) above.

(d) Mortgagee shall not be obligated to perform or discharge any obligation or liability in connection with the foregoing arrangements under any of the Related Agreements or any other contracts, agreements or instruments for the use or occupancy of the Mortgaged Properties. Any amounts incurred by Mortgagee in connection with its rights hereunder, including costs, expenses and attorneys' fees, shall bear interest thereon at 12% per annum, and shall be additional Indebtedness and Mortgagor shall reimburse Mortgagee therefor immediately upon demand. The collection of Proceeds and the application thereof as aforesaid shall not cure or waive any Event of Default under this Mortgage nor in any way operate to prevent Mortgagee from pursuing any other remedy which it may now or hereafter have under the terms of this Mortgage nor shall it in any way be deemed to constitute Mortgagee a mortgagee-in-possession. The rights hereunder shall in no way be dependent upon and shall apply without regard to whether the Mortgaged Properties are in danger of being lost, materially injured or damaged or whether the Mortgaged Properties are adequate to discharge the Indebtedness. Mortgagor waives any right of set off against Mortgagee. Mortgagor further agrees that Mortgagor will not execute or agree to any subsequent assignment of any of the Proceeds from the Mortgaged Properties without the prior written consent of Mortgagee.

(e) Mortgagor hereby covenants that Mortgagor has not granted any prior liens or security interests in the Mortgaged Properties or in the Proceeds attributable thereto which is superior to the right of Mortgagee hereunder. Mortgagor covenants that Mortgagor has not performed, and will not perform, any acts or has not executed, and will not execute, any instruments which would prevent Mortgagee from exercising its rights under this Section. Upon release of this Mortgage this assignment of Proceeds shall terminate.

ARTICLE 3
DEFAULT AND REMEDIES

Section 3.1 Events of Default. The following shall constitute "Events of Default" under this Mortgage:

(a) default in the payment of principal or interest under this Mortgage or the Note (or the Purchase Agreement) or any other item of the Indebtedness secured hereby when due;

(b) any Indebtedness becomes or is declared to be due and payable prior to its expressed maturity by reason of any default by Mortgagor in the performance or observance of any obligation or by reason of the existence of any condition constituting a default in respect of such Indebtedness;

(c) any of the following: dissolution, liquidation, termination of existence, insolvency, or business failure of Mortgagor;

(d) if Mortgagor shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of creditors or if Mortgagor shall commence, or if there shall be commenced against Mortgagor, any case, proceeding, or other action seeking to have an order for relief entered with respect to Mortgagor, or to adjudicate Mortgagor as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar fiduciary, with respect to any part of Mortgagor's business or property;

(e) any warranty or representation made herein by Mortgagor shall prove to be untrue in any material respect and which materially and adversely affects Mortgagee’s rights and/or remedies under this Mortgage; and is not cured within ten days after notice by Mortgagee;

(f) failure of Mortgagor within ten days after notice thereof from Mortgagee to cure a default in the due performance or observance of any covenant or agreement contained in this Mortgage other than the payment of any Indebtedness; or

(g) if any substantial part of the property or assets of Mortgagor, or any part of the Mortgaged Properties shall be attached or shall be placed in the hands of a receiver, trustee, officer, or representative of a court or of creditors and said attachment or said receivership shall continue for any period of thirty consecutive days.

Section 3.2 Remedies.

(a) Upon the occurrence of any Event of Default, Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Properties, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee: (1) declare the entire unpaid Indebtedness to be immediately due and payable without any further notice, presentment or demand of any kind, all of which are expressly waived; or (2) enter into or upon the Mortgaged Properties, either personally or by its agents, nominees or attorneys, or by a receiver appointed by a court, and dispossess Mortgagor and its agents therefrom, without liability to Mortgagor in connection therewith except for the gross negligence or willful misconduct of Mortgagee, and thereupon Mortgagee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with the Mortgaged Properties; (ii) exercise all rights and powers of Mortgagor with respect to the Mortgaged Properties, whether in the name of Mortgagor or otherwise, including, without limitation, the right to demand, sue for, collect and receive all Proceeds; and (iii) apply the Proceeds from the Mortgaged Properties in accordance with Section 2.14(a); after deducting just and reasonable compensation for the services of Mortgagor’s counsel, agents and employees, or (3) under the power of sale hereby granted, Mortgagee shall have the right to cause some or all of the Mortgaged Properties, including any constituting personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by Wyoming law, or (4) institute proceedings for the complete foreclosure of this Mortgage; or (5) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the continuing lien of this Mortgage for the balance of the Indebtedness not then due; or (6) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein; or (7) pursue such other remedies as Mortgagee may have under applicable law.

(b) Subject to the provisions of Section 2.15(a) with respect to the application of Proceeds, any amounts which shall be received or held by Mortgagee under this Mortgage, whether under the provisions of this Article 3 or otherwise, shall be applied as follows:

First: To the payment of the costs and expenses of any such sale, including reasonable compensation to Mortgagee’s counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with all taxes or assessments, except any taxes, assessments or other charges subject to which the Mortgaged Properties were subject when sold.

Second: To the payment of the whole amount then due, owing and unpaid under the Note and/or this Mortgage for principal, together with any and all applicable interest and late charges.

Third: To the payment of any other sums required to be paid by the Mortgagor pursuant to any provision of this Mortgage.

Fourth: To the payment of the surplus, if any, to Mortgagor.

(c) In case of a sale under this Mortgage, the Mortgaged Properties, real, personal and mixed, may be sold in one parcel or more than one parcel.

(d) Upon any sale made under or by virtue of this Article 3 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings, Mortgagee may bid for and acquire the Mortgaged Properties or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sale price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

(e) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Properties or upon any other property of Mortgagor shall affect in any manner or to any extent, the lien and security interest of this Mortgage upon the Mortgaged Properties or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

Section 3.3 Interest After Default. If any payment due hereunder or under the Purchase Agreement is not paid when due, either at stated or accelerated maturity or pursuant to any of the terms hereof, then in such event Mortgagor shall pay interest thereon from and after the date on which such payment first becomes due at 12% per annum and such interest shall be due and payable, on demand, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Mortgage. Nothing in this Section or in any other provision of this Mortgage shall constitute an extension of the time of payment of the Indebtedness.

ARTICLE 4
MISCELLANEOUS

Section 4.1 Defense of Claims. Mortgagor will notify Mortgagee, in writing, promptly of the commencement of any legal proceedings affecting the lien or security interest hereof or the Mortgaged Properties, or any part thereof.

Section 4.2 Property to Revert. If the Indebtedness shall be fully paid and the covenants herein contained shall be well and truly performed, then all of the Mortgaged Properties shall revert to Mortgagor and the entire estate, right, title, and interest of Mortgagee shall thereupon cease; and Mortgagee in such case shall, at Mortgagor's cost and expense, deliver to Mortgagor proper instruments acknowledging satisfaction of this Mortgage.

Section 4.3 Renewals, Amendments and Other Security. Renewals and extensions of the Indebtedness may be given at any time and amendments may be made to agreements relating to any part of the Indebtedness or the Mortgaged Properties. Mortgagee may take or may now hold other security from third parties for the Indebtedness without notice to or consent of Mortgagor. Mortgagee may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this Mortgage, which shall continue as a valid, first lien upon the Mortgaged Properties not expressly released until the Indebtedness secured hereby is fully paid.

Section 4.4 Unenforceable or Inapplicable Provisions. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of Mortgagee in order to effectuate the provisions hereof. The invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

Section 4.5 Successors and Assigns. This Mortgage is binding upon Mortgagor, Mortgagor's successors and assigns, and shall inure to the benefit of Mortgagee, its successors and assigns, and the provisions hereof shall likewise be a burden on and be covenants running with the land.

Section 4.6 Article and Section Headings. The article and section headings in this Mortgage are inserted for convenience and shall not be considered a part of this Mortgage or used in its interpretation.

Section 4.7 Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall, for all purposes, be deemed to be an original.

Section 4.8 Grant of Security Interest Filing as Financing Statement. To further secure the Indebtedness, Mortgagor hereby grants to Mortgagee a security interest in and to the Mortgaged Properties to the extent governed by the UCC, including the Proceeds and products therefrom. Mortgagor hereby authorizes Mortgagee to file a financing statement or statements in any jurisdiction in order to perfect Mortgagee’s security interest in the Mortgaged Properties. Upon the happening of any Event of Default, Mortgagee is and shall be entitled to all of the rights, powers, and remedies afforded a secured party under the UCC with respect to the Mortgaged Properties in which Mortgagee has been granted a security interest herein, or Mortgagee may proceed as to both the real and personal property covered hereby in accordance with the rights and remedies granted under this Mortgage in respect of the real property interests covered hereby. With respect to the Mortgaged Properties covered by the UCC, Mortgagor agrees that if notice of sales or other disposition of the Mortgaged Properties is mailed, postage prepaid, to Mortgagor at the address shown for it herein at least ten business days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of such notice. Mortgagee's rights, powers, and remedies shall be cumulative and in addition to those granted Mortgagee under any other provisions of this Mortgage or under any other instrument executed in connection with or as security for any of the Indebtedness.

Section 4.9 This instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures and is to be filed for record in the real property records of the Office of the County Clerk of Campbell County, Wyoming.

Section 4.10 Notices. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when delivered in person or sent by certified mail, return receipt requested, to any party hereto at its address above stated (in the case of Mortgagee, to the attention of William Mathews) or at such other address of which it shall have notified the party giving such notice in writing as aforesaid. All notices, requests, consents and demand hereunder will be effective upon (i) actual hand delivery at such address; (ii) telefacsimile transmission prior to 5:00 p.m. MST with delivery of materials so transmitted to a nationally recognized overnight courier for delivery the next business day; (iii) two business days after deposit in the mails postage prepaid, certified mail, return receipt requested; or (iv) one business day after delivery to a nationally recognized overnight courier for delivery the next business day, addressed as aforesaid.

Section 4.11 Exhibits. Exhibits referenced in this Mortgage are hereby incorporated by this reference.

Section 4.12 Governing Law. This Mortgage shall be governed and construed in accordance with the laws of the State of Wyoming.

Section 4.13 General Conditions.

(a) All covenants hereof shall be construed as affording to Mortgagee rights additional to and not exclusive of the rights conferred under any applicable law.

(b) This Mortgage cannot be altered, amended, modified or discharged orally and no executory agreement shall be effective to modify or discharge it in whole or in part, unless it is in writing and signed by the party against whom enforcement of the modification, alteration, amendment or discharge is sought.

(c) No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Mortgagee in exercising any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default, or any acquiescence therein. Acceptance of any payment after the occurrence of an Event of Default shall not be deemed to waive or cure such Event of Default; and every power and remedy given by this Mortgage to Mortgagee may be exercised from time to time as often as may be deemed expedient by Mortgagee. Nothing in this Mortgage, the Note or in the Purchase Agreement shall affect the obligation of Mortgagor to pay the Indebtedness in the manner and at the time and place therein respectively expressed.

(d) No waiver by Mortgagee will be effective unless it is in writing and then only to the extent specifically stated.  Without limiting the generality of the foregoing, any payment made by Mortgagee for insurance premiums, taxes, assessments, water rates or any other charges affecting the Mortgaged Properties, shall not constitute a waiver of Mortgagor's default in making such payments and shall not obligate Mortgagee to make any further payments.

(e) The information set forth on the cover hereof is hereby incorporated herein.

(f) Mortgagor acknowledges that it has received a true copy of this Mortgage.

(g) For the purposes of this Mortgage, all defined terms contained herein shall be construed, whenever the context of this Mortgage so requires, so that the singular shall be construed as the plural and so that the masculine, feminine and neuter shall be construed interchangeably as circumstances require.

(h) This Mortgage contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

(i) References herein to "days" shall mean calendar days unless the context provides otherwise. Reference to "business" days shall mean any day other than Saturdays, Sundays, or days which are recognized as state holidays in Wyoming.

IN WITNESS WHEREOF, Mortgagor has executed or caused to be executed this Mortgage on the day, month, and year first above written.

PRB Transportation, Inc.

By:

William F. Hayworth, President

STATE OF COLORADO )

) ss.

COUNTY OF DENVER )

The foregoing instrument was acknowledged before me by William F. Hayworth, President, of PRB Transportation, Inc., this 6th day of OctoberOctober, 2004.

Witness my hand and official seal.

Notary Public

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